Exhibit 99.1

FOR IMMEDIATE RELEASE Investor Contact: Kimberly Tom, CFA (858) 503-3368 ir@maxwell.com

Maxwell Reports 2018 Third Quarter Results
Results in Line with Prior Guidance for the Period; Company Provides Business Outlook for 2018 Fourth Quarter

SAN DIEGO - November 6, 2018 - Maxwell Technologies, Inc. (NASDAQ: MXWL), a leading developer and manufacturer of energy storage and power delivery solutions, today reported results for its 2018 third quarter for the period ended September 30, 2018.

"Overall, our third quarter results were in line with the midpoint of our guidance range, and we continued to make progress with the build-out of our product portfolio and in establishing new business relationships. In Q3, we experienced sequential revenue growth driven by energy storage product sales in the wind and non-China bus markets, enhanced our position in the grid market with a new partnership, and our overall pipeline continues to grow. Additionally, testing of our dry battery electrode technology is progressing to plan and we are making headway with potential partners, which should change the long-term dynamics of our business. Long-term, we remain optimistic about our competitive position and our ability to capitalize on the global opportunities ahead of us,” said Dr. Franz Fink, Maxwell’s President and Chief Executive Officer.
Mr. Fink continued, “In Q4, we expect to see typical seasonal softness in the wind market, with revenue pressure somewhat offset by sequential growth in the grid and auto markets. We are continuing to forecast relatively flat high voltage product line revenue given the uncertainty surrounding the recent U.S. tariffs on China imports, as well as an unclear U.S. tax incentive policy. While we expect near-term results to be impacted by global issues, we are focused on tightly managing our expenditures and generating efficiencies across our organization and throughout our global footprint, and our long-term position remains strong. Overall, momentum is building and we believe we are well positioned in large, global markets that are growing and have a need for our technology solutions.”

Maxwell Reports 2018 Third Quarter Results	Page 2 of 14

Business Highlights

•
In August, Maxwell closed a public offering of 7,590,000 shares of its common stock at a public offering price of $3.25 per share. The Company received total net proceeds of approximately $23 million from the offering, after deducting the underwriting discounts and commissions and estimated offering expenses payable by the Company.

•
Maxwell announced a grid energy storage subsystem design-in with Siemens Transmission Solutions. Maxwell’s Grid Energy Storage Systems will provide economical, fast responding, long life grid voltage and frequency support as an integral design element in Siemens advanced system solution. This solution is intended to stabilize global power grids, enabling ISOs, electric utilities and transmission system operators to have better control of their grids and reduce the risk of blackouts.

•
Maxwell announced that its CONDIS® branded capacitors will be the first to market with the largest 550kV DC meshed grid that includes four types of new capacitors for DC converter valve ultra high voltage circuit breakers using four lines and four substations. These products will be delivered to the major OEMs involved in a grid initiative called the ZhangBei Project, which will secure power supply to Beijing from a variety of renewable sources, including wind and solar power.

Third Quarter 2018 Financial Highlights
Revenue and Gross Margin

•
Total revenue for the third quarter of 2018 was $33.7 million, compared with $29.5 million for the second quarter of 2018. Energy storage revenue for the third quarter of 2018 was $26.5 million, compared with $22.7 million for the second quarter of 2018, driven by seasonal growth in wind and sequential growth in non-China bus. High voltage capacitor revenue was $7.2 million for the third quarter of 2018, compared with $6.8 million for the second quarter of 2018.

•
Gross margin for the third quarter of 2018 was 18.9% compared with 18.4% in the second quarter of 2018, driven primarily by the slight increase in high voltage capacitor product sales, which generally have higher gross margins than the corporate average.

•	Non-GAAP gross margin was 19.9% for both the second and third quarters of 2018 and excludes acquisition related intangibles amortization and stock-based compensation expense.

Maxwell Reports 2018 Third Quarter Results	Page 3 of 14

Operating Expense, Interest Expense, Net Loss & Adjusted EBITDA

•
Operating expense for the third quarter of 2018 was $14.6 million, compared with $15.4 million for the second quarter of 2018. The sequential decrease was driven primarily by lower stock-based compensation expense.

•	Non-GAAP operating expense was $12.7 million for both the second and third quarters of 2018 and excludes stock-based compensation, amortization of intangibles, and restructuring and related expenses.

•
Net interest expense was approximately $1.3 million for the third quarter of 2018 compared with $1.0 million for the second quarter of 2018, and includes coupon interest and non-cash interest from amortization of debt issuance costs and discounts on convertible notes issued in 2017.

•	Non-GAAP interest expense was approximately $0.8 million for the third quarter of 2018 compared with $0.7 million for the second quarter of 2018, and excludes the non-cash interest mentioned above.

•	Net loss for the third quarter of 2018 was $9.7 million, or $(0.23) per share, compared with a net loss of $11.3 million, or $(0.30) per share, for the second quarter of 2018.

•	Non-GAAP net loss for the third quarter of 2018 was $7.0 million compared with a non-GAAP net loss of $7.8 million for the second quarter of 2018.

•	Adjusted EBITDA for the third quarter of 2018 was $(3.7) million, compared with $(4.6) million for the second quarter of 2018.
Capital Expenditures
Capital expenditures were $1.9 million for the third quarter of 2018, compared with $3.9 million for the second quarter of 2018. Capital expenditures in the third quarter were primarily related to the Korea manufacturing facility expansion as well as ultracapacitor, lithium-ion capacitor and dry battery electrode equipment.
Liquidity
As of September 30, 2018, Maxwell had approximately $23.6 million in cash, in addition to a Revolving Line of Credit for up to $25.0 million. As of September 30, 2018, there were no borrowings outstanding on the Revolving Line of Credit and the amount available, based on borrowing base limitations, was $16.3 million.
Maxwell’s operating plan for the next 12 months takes into account existing cash resources and funding requirements, and management is currently evaluating avenues to reduce operating cash outflows and to potentially defer certain capital expenditures given the current state of its high voltage product line, including delays in various infrastructure projects and uncertainty from tax reform legislation and tariffs.

Maxwell Reports 2018 Third Quarter Results	Page 4 of 14

Further, Maxwell has a shelf registration statement which allows the sale of up to an aggregate of $125.0 million of any combination of its common stock, warrants, debt securities or units. As of September 30, 2018, $24.7 million of securities have been issued under this shelf-registration statement and a balance of $100.3 million remains available for future issuance. Concurrently, the Company is actively exploring non-dilutive funding opportunities that will provide the necessary resources to fund its working capital requirements and fuel investments in research & development, primarily in its dry battery electrode technology solutions, which Maxwell believes holds the greatest long-term potential. Please refer to the Company’s Form 10-Q filed with the Securities and Exchange Commission for additional information regarding risk factors associated with the execution of this plan.

Financial Results and Operating Metrics (1)
(Unaudited; in thousands, except for per share amounts)

	Three Months Ended			Nine Months Ended
	September 30, 2018	June 30, 2018	September 30, 2017 (2)	September 30, 2018	September 30, 2017 (2)
Total revenue	$33,727	$29,464	$35,816	$91,607	$99,605
Energy Storage revenue	$26,535	$22,705	$27,564	$72,242	$66,877
High-Voltage revenue	$7,192	$6,759	$8,252	$19,365	$32,728
Gross margin (2)	18.9%	18.4%	20.4%	19.1%	21.3%
Non-GAAP gross margin (2)	19.9%	19.9%	22.3%	20.4%	22.7%
Loss from operations (2)	$(8,234)	$(9,986)	$(13,401)	$(27,586)	$(31,404)
Non-GAAP loss from operations (2)	$(5,982)	$(6,847)	$(4,497)	$(19,248)	$(14,874)
Interest expense, net	$1,252	$1,030	$152	$3,275	$312
Non-GAAP interest expense, net	$787	$704	$128	$2,045	$288
Net loss	$(9,723)	$(11,302)	$(13,860)	$(30,230)	$(34,377)
Net loss per share
Basic and diluted	$(0.23)	$(0.30)	$(0.37)	$(0.77)	$(0.98)
Adjusted EBITDA	$(3,732)	$(4,622)	$(2,125)	$(12,559)	$(7,797)
Non-GAAP net loss	$(7,006)	$(7,837)	$(4,932)	$(20,662)	$(17,823)
Non-GAAP net loss per share
Basic and diluted	$(0.16)	$(0.21)	$(0.13)	$(0.52)	$(0.51)
Net cash used in operating activities	$(14,045)	$(14,790)	$(2,274)	$(40,046)	$(8,776)
Cash purchases of property and equipment	$1,861	$3,929	$1,255	$9,708	$3,315
Cash and cash equivalents	$23,561	$21,547	$52,852	$23,561	$52,852

(1) For a reconciliation of non-GAAP financial measures, please refer to the section entitled “Reconciliation of GAAP to Non-GAAP Financial Measures” included at the end of this release.
(2) Historical amounts have been reclassified for the three and nine months ended September 30, 2017 in accordance with our adoption of ASU 2017-07 on January 1, 2018 which requires the non-service cost components of income and expense related to our defined benefit plans to be presented in the statement of operations separately from the service cost component and outside the subtotal of loss from operations.

Maxwell Reports 2018 Third Quarter Results	Page 5 of 14

Fourth Quarter 2018 Business Outlook

•	Total revenue is expected to be in the range of $25 million to $27 million.

•	Gross margin is expected to be 17.3%, plus or minus 100 basis points.

•	Non-GAAP gross margin is expected to be 19.0%, plus or minus 100 basis points.

•	GAAP operating expense is expected to be in the range of $14.6 million to $15.0 million.

•	Non-GAAP operating expense is expected to be in the range of $12.6 million to $13.0 million.
The Company has reconciled expected GAAP and non-GAAP gross margin, operating expenses, adjusted EBITDA, net loss and net loss per share at the midpoint of guidance. However, the Company is not able to estimate additional potentially excluded and reconciling amounts due to the substantial uncertainties involved. The effect of these excluded items may be significant. The reconciliation of GAAP and non-GAAP fourth quarter outlook is as follows (in millions, except for percentages and per share data):

	Projected at Midpoint of Guidance		Projected at Midpoint of Guidance
	Three Months Ended		Three Months Ended
	December 31, 2018		December 31, 2018
Gross Margin Reconciliation:		Total Operating Expenses Reconciliation:
GAAP gross margin	17.3%	GAAP total operating expenses	$14.8
Stock-based compensation expense	1.3%	Stock-based compensation expense	(1.8)
Amortization of intangible assets (1)	0.4%	Amortization of intangible assets (1)	(0.2)
Non-GAAP gross margin	19.0%	Non-GAAP total operating expenses	$12.8

Net Loss Reconciliation:		Adjusted EBITDA Reconciliation:
GAAP net loss	$(11.4)	GAAP net loss	$(11.4)
Stock-based compensation expense	2.1	Non-cash interest expense	0.5
Non-cash interest expense	0.5	Interest, taxes, depreciation, amortization	3.2
Amortization of intangible assets (1)	0.3	EBITDA	(7.7)
Non-GAAP net loss	$(8.5)	Stock-based compensation expense	2.1
		Adjusted EBITDA	$(5.6)
Net Loss per Share Reconciliation:
GAAP net loss per diluted share	$(0.25)
Expenses excluded from GAAP	0.07
Non-GAAP net loss per diluted share	$(0.18)

___________________
(1)    Amortization of intangible assets is partially recorded in operating expenses and partially recorded in cost of revenue.

Maxwell Reports 2018 Third Quarter Results	Page 6 of 14

Webcast Information
As previously announced, Maxwell management will host a live webcast at approximately 5:00 p.m. EST / 2:00 p.m. PST today to discuss these results. Other forward-looking and material information may also be discussed during this call.
The call may be accessed by dialing toll-free, (866) 393-4306 from the U.S. or (734) 385-2616 for international callers, and entering the conference ID 3668514.
More information about this event including a live webcast and other supporting materials may be accessed by visiting http://investors.maxwell.com.
A replay of the conference call will be available for a limited time by visiting http://investors.maxwell.com.
About Maxwell
Maxwell is a global leader in the development and manufacture of innovative, cost-effective energy storage and power delivery solutions. We have developed and transformed our patented, proprietary and fundamental dry electrode manufacturing technology that we have historically used to make ultracapacitors to create a breakthrough technology that can be applied to the manufacturing of batteries. Our ultracapacitor products provide safe and reliable power solutions for applications in consumer and industrial electronics, transportation, renewable energy and information technology. Our CONDIS® high-voltage grading and coupling capacitors help to ensure the safety and reliability of electric utility infrastructure and other applications involving transport, distribution and measurement of high-voltage electrical energy. For more information, visit www.maxwell.com.

Notes Regarding Non-GAAP Financial Measures
The Company uses non-GAAP financial measures for internal evaluation and to report the results of its business. Information presented in this press release and in the attached financial tables includes financial information prepared in accordance with generally accepted accounting principles in the U.S., or GAAP, as well as non-GAAP financial measures. Generally, a non-GAAP financial measure, within the meaning of Item 10 of Regulation S-K promulgated by the Securities and Exchange Commission (SEC), is a numerical measure of a company's financial performance or cash flows that (a) excludes amounts, or is subject to adjustments that have the effect of excluding amounts, which are included in the most directly comparable measure calculated and presented in accordance with GAAP in the condensed consolidated balance sheets, condensed consolidated statements of operations, condensed consolidated statements of comprehensive income (loss) or condensed consolidated statements of cash flows; or (b) includes amounts, or is subject to adjustments that have the effect of including amounts, which are excluded from the most directly comparable measure so calculated and presented.

Maxwell Reports 2018 Third Quarter Results	Page 7 of 14

The Company uses the following non-GAAP financial measures in this release, in its earnings conference call and in its on-going evaluation of the business: (a) non-GAAP gross profit; (b) non-GAAP operating expense; (c) non-GAAP income (loss) from operations; (d) EBITDA; (e) adjusted EBITDA; (f) non-GAAP net income (loss); (g) non-GAAP net income (loss) per diluted share and (h) non-GAAP gross margin.
The definitions of non-GAAP financial measures used in this news release are presented below:

•	Non-GAAP gross margin and non-GAAP gross profit exclude the effect of stock-based compensation, amortization of intangible assets and acquisition related expense.

•
Non-GAAP operating expense excludes the effect of stock-based compensation, amortization of intangible assets, restructuring and related costs, strategic equity transaction costs, acquisition related expense, shareholder advisement and settlement costs and SEC and FCPA legal and settlement costs.

•
Non-GAAP loss from operations excludes the effect of stock-based compensation, amortization of intangible assets, restructuring and related costs, strategic equity transaction costs, acquisition related expense, shareholder advisement and settlement costs and SEC and FCPA legal and settlement costs.

•
Adjusted EBITDA excludes the effect of foreign currency exchange loss (gain), other (income) loss, stock-based compensation, restructuring and related costs, strategic equity transaction costs, acquisition related expense, shareholder advisement and settlement costs and SEC and FCPA legal and settlement costs.

•
Non-GAAP net loss and non-GAAP net loss per share exclude the effect of stock-based compensation, amortization of intangible assets, non-cash interest expense, restructuring and related costs, strategic equity transaction costs, acquisition related expense, shareholder advisement and settlement costs and SEC and FCPA legal and settlement costs.

The Company believes that these measures provide useful information to its management, board of directors and investors about its operating activities and business trends related to its financial condition and results of operations.
In addition, the Company's management and board of directors use these non-GAAP financial measures in developing operating budgets and in reviewing the Company's results of operations, as non-cash items, non-recurring items and items unrelated to ongoing operating results have limited impact on current and future operating decisions. Additionally, the Company believes that inclusion of non-GAAP financial measures provides consistency and comparability with its past reports of financial results. Non-GAAP financial measures should be considered in addition to, but not as a substitute for, the information prepared in accordance with GAAP. These measures are intended to supplement GAAP financial information, and may be computed differently from non-GAAP financial measures used by other companies. However, investors should be aware that non-GAAP measures have inherent limitations and should be read in conjunction with the Company's consolidated financial statements prepared in accordance with GAAP.
The Company's non-GAAP financial measures included in this news release exclude the following non-cash items, non-recurring items or items unrelated to its ongoing operating results, as applicable:

•
Stock-based compensation expense consisting of non-cash charges for stock options, restricted stock awards, restricted stock units, employee stock purchase plan awards and bonuses and director's fees expected to be settled with the Company's fully vested common stock.

Maxwell Reports 2018 Third Quarter Results	Page 8 of 14

•
Amortization of intangibles consisting of non-cash amortization of purchased intangibles acquired in connection with the Company's acquisition of the assets, including the operating subsidiaries, of Nesscap Energy, Inc.

•	Non-cash interest expense consisting of amortization of convertible debt discounts and amortization of convertible debt transaction costs, net of interest capitalized.

•	Restructuring and related costs including restructuring and exit costs incurred in connection with the Company's restructuring plans.

•
Strategic equity transaction costs consisting of expenses incurred in connection with the Company's strategic equity investment agreement with China's SDIC Fund which was terminated in the third quarter of 2017.

•
Acquisition related expense consisting of costs incurred in connection with the Company's acquisition of the assets, including the operating subsidiaries, of Nesscap Energy, Inc. which include transaction and integration expenses as well as the fair value adjustment for acquired inventory recorded in cost of revenue.

•
Shareholder advisement and settlement costs which represent external advisor expenses incurred in connection with preparing for the Company's 2016 and 2017 shareholder proxy and annual meeting and shareholder settlement costs.

•
SEC and FCPA legal and settlement costs which represent external legal expenses and settlement expenses related to the U.S. Securities and Exchange Commission's investigation of the facts and circumstances surrounding the restatement of the Company's financial statements for the fiscal years 2011 and 2012, as well as for ongoing legal matters related to previous Foreign Corrupt Practices Act (FCPA) violations.

Reconciliations of non-GAAP financial measures used in this release to the most directly comparable GAAP financial measures can be found in the section entitled “Reconciliation of GAAP to Non-GAAP Financial Measures” included toward the end of this release.

Forward-Looking Statements
Maxwell cautions you that statements included in this news release or made on the investor conference call referenced herein that are not a description of historical facts are forward-looking statements that involve risks, uncertainties, assumptions and other factors which, if they do not materialize or prove correct, could cause Maxwell’s results to differ materially from historical results or those expressed or implied by such forward-looking statements. In addition, this news release contains selected financial results for the third quarter of 2018, as well as projections for 2018 financial guidance and longer-term financial performance goals. The Company’s projections for 2018 financial guidance and longer-term financial performance goals represent current estimates, including initial estimates of the potential benefits, synergies and cost savings associated with acquisitions, which are subject to the risk of being inaccurate because of the preliminary nature of the forecasts, the risk of further adjustment, or unanticipated difficulty in developing or selling products and technologies. The potential risks and uncertainties that could cause actual growth and results to differ materially include, but are not limited to:

•	Our intentions, beliefs and expectations regarding our expenses, cost savings, sales, operations and future financial performance;

•	Our operating results;

•	Our ability to manage cash flows to enable the business to continue as a going concern;

Maxwell Reports 2018 Third Quarter Results	Page 9 of 14

•	Our ability to develop, introduce and commercialize new products, technologies applications or enhancements to existing products and educate prospective customers;

•	Anticipated growth and trends in our business;

•	Our ability to successfully complete one or more financings;

•	Our ability to otherwise obtain sufficient capital to meet our operating requirements, including, but not limited to, our investment requirements for new technology and products, or other needs;

•	Our ability to manage our long-term debt and our ability to service our debt, including our convertible debt;

•	Risks related to changes in, and uncertainty with respect to, legislation, regulation and governmental policy;

•	Risks related to tax laws and tax changes (including U.S. and foreign taxes on foreign subsidiaries);

•	Risks related to our international operations;

•	Our expectations regarding our revenues, customers and distributors;

•	Our beliefs and expectations regarding our market penetration and expansion efforts, especially considering the small number of vertical markets and a small number of geographic regions;

•	Our expectations regarding the benefits and integration of recently-acquired businesses and our ability to make future acquisitions and successfully integrate any such future-acquired businesses;

•	Our ability to protect our intellectual property rights and to defend claims against us;

•	Dependence upon third party manufacturing and other service providers, many of which are located outside the U.S. and our ability to manage reliance upon certain key suppliers;

•	Our anticipated trends and challenges in the markets in which we operate; and

•	Our expectations and beliefs regarding and the impact of investigations, claims and litigation.
For further information regarding risks and uncertainties associated with Maxwell's business, please refer to the “Management's Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors” sections of our SEC filings, including, but not limited to, our annual report on Form 10-K and any subsequent quarterly reports on Form 10-Q. Copies of these documents are available with the Securities and Exchange Commission at www.sec.gov or may be obtained by contacting Maxwell's investor relations department at (858) 503-3368, or at our investor relations website: investors.maxwell.com. The forward-looking statements contained herein are based on the current expectations and assumptions of Maxwell and not on historical facts. All information in this release is as of November 6, 2018. The Company undertakes no duty to update any forward-looking statement to reflect actual results or changes in the Company's expectations.
Investor Contact: Kimberly Tom, CFA, +1 (858) 503-3368, ir@maxwell.com

Maxwell Reports 2018 Third Quarter Results	Page 10 of 14

MAXWELL TECHNOLOGIES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)
(Unaudited)

	Three Months Ended			Nine Months Ended
	September 30, 2018	June 30, 2018	September 30, 2017 (1)	September 30, 2018	September 30, 2017 (1)
Revenue	$33,727	$29,464	$35,816	$91,607	$99,605
Cost of revenue (1)	27,357	24,036	28,492	74,128	78,420
Gross profit (1)	6,370	5,428	7,324	17,479	21,185
Operating expenses:
Selling, general and administrative (1)	9,052	9,787	14,565	28,411	36,277
Research and development (1)	5,599	5,549	4,909	16,680	14,064
Restructuring and exit costs	(47)	78	1,251	(26)	2,248
Total operating expenses (1)	14,604	15,414	20,725	45,065	52,589
Loss from operations (1)	(8,234)	(9,986)	(13,401)	(27,586)	(31,404)
Interest expense, net	1,252	1,030	152	3,275	312
Other components of defined benefit plans, net (1)	(217)	(211)	(141)	(649)	(439)
Other (income) loss	34	(41)	(14)	(7)	(67)
Foreign currency exchange loss (gain), net	56	238	(65)	383	50
Loss before income taxes	(9,359)	(11,002)	(13,333)	(30,588)	(31,260)
Income tax provision (benefit)	364	300	527	(358)	3,117
Net loss	$(9,723)	$(11,302)	$(13,860)	$(30,230)	$(34,377)
Net loss per common share:
Basic and diluted	$(0.23)	$(0.30)	$(0.37)	$(0.77)	$(0.98)
Weighted average common shares outstanding:
Basic and diluted	42,497	38,068	37,008	39,381	34,929

(1) Historical amounts have been reclassified for all periods in 2017 in accordance with our adoption of ASU 2017-07 on January 1, 2018 which requires the non-service cost components of income and expense related to our defined benefit plans to be presented in the statement of operations separately from the service cost component and outside the subtotal of loss from operations.

Maxwell Reports 2018 Third Quarter Results	Page 11 of 14

MAXWELL TECHNOLOGIES, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, except shares and per share data)
(Unaudited)

	September 30, 2018	December 31, 2017
ASSETS
Current assets:
Cash and cash equivalents	$23,561	$50,122
Trade and other accounts receivable, net	30,022	31,643
Inventories	39,621	32,228
Prepaid expenses and other current assets	4,119	2,983
Total current assets	97,323	116,976
Property and equipment, net	31,308	28,044
Intangible assets, net	10,344	11,715
Goodwill	35,464	36,061
Pension asset	11,949	11,712
Other non-current assets	730	871
Total assets	$187,118	$205,379

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$18,870	$32,758
Accrued employee compensation	7,244	9,070
Deferred revenue and customer deposits	4,101	6,669
Short-term borrowings and current portion of long-term debt	34	33
Total current liabilities	30,249	48,530
Deferred tax liability, long-term	7,831	8,762
Long-term debt, excluding current portion	36,454	35,124
Defined benefit plan liability	4,109	3,942
Other long-term liabilities	2,356	2,920
Total liabilities	80,999	99,278
Stockholders' equity:
Common stock, $0.10 par value per share, 80,000,000 shares authorized at September 30, 2018 and December 31, 2017; 45,867,418 and 37,199,519 shares issued and outstanding at September 30, 2018 and December 31, 2017, respectively	4,584	3,717
Additional paid-in capital	368,044	337,541
Accumulated deficit	(277,185)	(247,233)
Accumulated other comprehensive income	10,676	12,076
Total stockholders' equity	106,119	106,101
Total liabilities and stockholders' equity	$187,118	$205,379

Maxwell Reports 2018 Third Quarter Results	Page 12 of 14

MAXWELL TECHNOLOGIES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands) (Unaudited)

	Three Months Ended			Nine Months Ended
	September 30, 2018	June 30, 2018	September 30, 2017	September 30, 2018	September 30, 2017
OPERATING ACTIVITIES:
Net loss	$(9,723)	$(11,302)	$(13,860)	$(30,230)	$(34,377)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	2,033	2,014	2,231	6,040	6,638
Amortization of intangible assets	305	314	300	935	502
Non-cash interest expense	465	452	24	1,356	24
Loss (recovery) on lease due to restructuring	—	(86)	179	(86)	179
Pension and defined benefit plan cost	237	248	243	736	520
Stock-based compensation expense	1,994	2,747	2,755	7,365	6,547
Gain on sale of property and equipment	—	—	(20)	(4)	(20)
Provision for (recovery of) losses on accounts receivable	(22)	—	2	(32)	4
Losses on write downs of inventory	730	190	841	1,395	1,669
Provision for warranties	5	95	396	165	605
Changes in operating assets and liabilities:
Trade and other accounts receivable	(211)	2,197	3,111	1,734	(3,662)
Inventories	1,395	(4,893)	(2,431)	(9,492)	3,626
Prepaid expenses and other assets	(1,195)	521	744	(1,129)	145
Pension asset	(134)	(152)	(197)	(442)	(502)
Accounts payable and accrued liabilities	(9,155)	(4,445)	2,579	(13,291)	7,293
Deferred revenue and customer deposits	(238)	(1,858)	466	(2,161)	1,817
Accrued employee compensation	76	(668)	950	(1,368)	1,190
Deferred tax liability	(409)	(6)	(791)	(789)	(981)
Other long-term liabilities	(198)	(158)	204	(748)	7
Net cash used in operating activities	(14,045)	(14,790)	(2,274)	(40,046)	(8,776)
INVESTING ACTIVITIES:
Purchases of property and equipment	(1,861)	(3,929)	(1,255)	(9,708)	(3,315)
Proceeds from sale of property and equipment	—	—	20	8	20
Cash used in acquisition, net of cash acquired	—	—	—	—	(97)
Proceeds from sale of product line	—	—	—	—	1,500
Net cash used in investing activities	(1,861)	(3,929)	(1,235)	(9,700)	(1,892)
FINANCING ACTIVITIES:
Repayments of line of credit and other borrowings	(15,008)	(9)	(7)	(15,025)	(24)
Line of credit borrowings	10,000	—	—	15,000	—
Proceeds from convertible debt, net of discount and issuance costs	—	—	37,333	—	37,333
Proceeds from sale of common stock, net of offering costs	22,974	—	—	22,974	—
Proceeds from issuance of common stock under equity compensation plans	—	229	(1)	229	193
Net cash provided by financing activities	17,966	220	37,325	23,178	37,502
Effect of exchange rate changes on cash and cash equivalents	(46)	(57)	(145)	7	659
Increase (decrease) in cash and cash equivalents	2,014	(18,556)	33,671	(26,561)	27,493
Cash and cash equivalents, beginning of period	21,547	40,103	19,181	50,122	25,359
Cash and cash equivalents, end of period	$23,561	$21,547	$52,852	$23,561	$52,852

Maxwell Reports 2018 Third Quarter Results	Page 13 of 14

MAXWELL TECHNOLOGIES, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(in thousands, except per share data) (Unaudited)

	Three Months Ended			Nine Months Ended
	September 30, 2018	June 30, 2018	September 30, 2017	September 30, 2018	September 30, 2017 (1)
Gross Margin Reconciliation:
GAAP gross margin (1)	18.9%	18.4%	20.4%	19.1%	21.3%
Stock-based compensation expense	0.7%	1.2%	0.8%	1.0%	0.7%
Amortization of intangible assets	0.3%	0.3%	0.3%	0.3%	0.1%
Acquisition related expense	—%	—%	0.8%	—%	0.6%
Non-GAAP gross margin (1)	19.9%	19.9%	22.3%	20.4%	22.7%
Gross Profit Reconciliation:
GAAP gross profit (1)	$6,370	$5,428	$7,324	$17,479	$21,185
Stock-based compensation expense	255	338	271	939	721
Amortization of intangible assets	90	93	88	276	148
Acquisition related expense	—	—	287	—	578
Non-GAAP gross profit (1)	$6,715	$5,859	$7,970	$18,694	$22,632
Total Operating Expenses Reconciliation:
GAAP total operating expenses (1)	$14,604	$15,414	$20,725	$45,065	$52,589
Stock-based compensation expense	(1,739)	(2,409)	(2,484)	(6,426)	(5,826)
Amortization of intangible assets	(215)	(221)	(212)	(659)	(354)
Restructuring and related costs	47	(78)	(1,251)	26	(2,248)
Strategic equity transaction costs	—	—	(503)	—	(503)
Acquisition related expense	—	—	(46)	—	(1,833)
Shareholder advisement and settlement costs	—	—	(761)	—	(1,135)
SEC and FCPA legal and settlement costs	—	—	(3,001)	(64)	(3,184)
Non-GAAP operating expenses (1)	$12,697	$12,706	$12,467	$37,942	$37,506
Loss from Operations Reconciliation:
GAAP loss from operations (1)	$(8,234)	$(9,986)	$(13,401)	$(27,586)	$(31,404)
Stock-based compensation expense	1,994	2,747	2,755	7,365	6,547
Amortization of intangible assets	305	314	300	935	502
Restructuring and related costs	(47)	78	1,251	(26)	2,248
Strategic equity transaction costs	—	—	503	—	503
Acquisition related expense	—	—	333	—	2,411
Shareholder advisement and settlement costs	—	—	761	—	1,135
SEC and FCPA legal and settlement costs	—	—	3,001	64	3,184
Non-GAAP loss from operations (1)	$(5,982)	$(6,847)	$(4,497)	$(19,248)	$(14,874)
Adjusted EBITDA Reconciliation:
GAAP net loss	$(9,723)	$(11,302)	$(13,860)	$(30,230)	$(34,377)
Interest expense, net	1,252	1,030	152	3,275	312
Income tax provision (benefit)	364	300	527	(358)	3,117
Depreciation	2,033	2,014	2,231	6,040	6,638
Amortization of intangible assets	305	314	300	935	502
EBITDA	(5,769)	(7,644)	(10,650)	(20,338)	(23,808)
Foreign currency exchange loss (gain), net	56	238	(65)	383	50
Other income	34	(41)	(14)	(7)	(67)
Stock-based compensation expense	1,994	2,747	2,755	7,365	6,547
Restructuring and related costs	(47)	78	1,251	(26)	2,248
Strategic equity transaction costs	—	—	503	—	503
Acquisition related expense	—	—	333	—	2,411
Shareholder advisement and settlement costs	—	—	761	—	1,135
SEC and FCPA legal and settlement costs	—	—	3,001	64	3,184
Adjusted EBITDA	$(3,732)	$(4,622)	$(2,125)	$(12,559)	$(7,797)

Maxwell Reports 2018 Third Quarter Results	Page 14 of 14

	Three Months Ended			Nine Months Ended
	September 30, 2018	June 30, 2018	September 30, 2017	September 30, 2018	September 30, 2017 (1)
Interest Expense, net Reconciliation
GAAP interest expense, net	$1,252	$1,030	$152	$3,275	$312
Non-cash interest expense	(465)	(326)	(24)	(1,230)	(24)
Non-GAAP interest expense, net	$787	$704	$128	$2,045	$288
Net Loss Reconciliation
GAAP net loss	$(9,723)	$(11,302)	$(13,860)	$(30,230)	$(34,377)
Stock-based compensation expense	1,994	2,747	2,755	7,365	6,547
Amortization of intangible assets	305	314	300	935	502
Non-cash interest expense	465	326	24	1,230	24
Restructuring and related costs	(47)	78	1,251	(26)	2,248
Strategic equity transaction costs	—	—	503	—	503
Acquisition related expense	—	—	333	—	2,411
Shareholder advisement and settlement costs	—	—	761	—	1,135
SEC and FCPA legal and settlement costs	—	—	3,001	64	3,184
Non-GAAP net loss	$(7,006)	$(7,837)	$(4,932)	$(20,662)	$(17,823)
Net Loss per Diluted Share Reconciliation:
GAAP net loss per diluted share	$(0.23)	$(0.30)	$(0.37)	$(0.77)	$(0.98)
Stock-based compensation expense	0.05	0.07	0.07	0.19	0.19
Amortization of intangible assets	0.01	0.01	0.01	0.03	0.01
Non-cash interest expense	0.01	0.01	*	0.03	*
Restructuring and related costs	*	*	0.04	*	0.07
Strategic equity transaction costs	—	—	0.01	—	0.01
Acquisition related expense	—	—	0.01	—	0.07
Shareholder advisement and settlement costs	—	—	0.02	—	0.03
SEC and FCPA legal and settlement costs	—	—	0.08	*	0.09
Non-GAAP net loss per diluted share	$(0.16)	$(0.21)	$(0.13)	$(0.52)	$(0.51)
Weighted Average Common Shares Outstanding:
Basic and diluted	42,497	38,068	37,008	39,381	34,929

*	Net loss effect of this reconciling item was less than $0.01 per share.

(1) Historical amounts have been reclassified for all periods in 2017 in accordance with our adoption of ASU 2017-07 on January 1, 2018 which requires the non-service cost components of income and expense related to our defined benefit plans to be presented in the statement of operations separately from the service cost component and outside the subtotal of loss from operations.